Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings
Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
Strategic Income Opportunities Fund (BR-SIP)

The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
10-27-2015

Security Type:
BND/CORP


Issuer
The Procter & Gamble Company (2023)

Selling
Underwriter
Deutsche Bank AG

Affiliated
Underwriter(s)
[X] PNC Capital Markets LLC
[ ] Other:


List of
Underwriter(s)
Deutsche Bank AG, London Branch, HSBC Bank plc, Morgan Stanley & Co. International plc, Citigroup Global Markets Limited,
Goldman, Sachs & Co., J.P. Morgan
Securities plc, Barclays Bank PLC, Merrill
Lynch International, Mitsubishi UFJ
Securities International plc, RBC Europe
Limited, Banco Bilbao Vizcaya Argentaria,
S.A., Credit Suisse Securities (Europe)
Limited, ING Bank N.V. Belgian Branch,
Fifth Third Securities, Inc., PNC Capital
Markets LLC, The Williams Capital Group,
L.P., U.S. Bancorp Investments, Inc.,
Wells Fargo Securities International
Limited

Transaction Details

Date of Purchase
10-27-2015


Purchase
Price/Share
(per share / %
of par)
EURO
99.970
or
$111.25

Total
Commission,
Spread or
Profit
0.338 %


1.	Aggregate Principal Amount Purchased
(a+b)
EURO 80,000,000
or  $88,128,000

a. US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
EURO 2,650,000
or
$2,919,240

b. Other BlackRock Clients
EURO 77,350,000
or $85,208,760

2.	Aggregate Principal Amount of
Offering
EURO
1,250,000,000 or
$1,377,000,000


Fund Ratio [Divide Sum of #1 by #2]
Must be less than 0.25

0.064


Legal Requirements
Offering Type (check ONE)
The securities fall into one of the following transaction types (see Definitions):
[ ] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities
[X] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]
Timing and Price (check ONE or BOTH)
[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.
Firm Commitment Offering (check ONE)
[X]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.
No Benefit to Affiliated Underwriter (check ONE)
[X]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:
Dillip Behera
Date:
11-04-2015

Global Syndicate Team Member




Approved by:
Steven DeLaura
Date:
11/04/15

Global Syndicate Team Member